     As filed with the Securities and Exchange Commission on July 26, 2001
                                                       Registration No. 333-____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             ____________________

                               SUPPORT.COM, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                    94-3282005
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

             575 Broadway                                     94063
           Redwood City, CA                                 (Zip Code)
        (Address of principal
          executive offices)

                      2000 Omnibus Equity Incentive Plan
                                      and
                       2000 Employee Stock Purchase Plan
                           (Full title of the plans)

              Radha R. Basu                                 Copy to:
   President, Chief Executive Officer               Allison L. Tilley, Esq.
              and Chairman                           Davina K. Kaile, Esq.
             Support.com, Inc.                      Pillsbury Winthrop LLP
              575 Broadway                            2550 Hanover Street
         Redwood City, CA 94063                       Palo Alto, CA 94304
             (650) 556-9440                              (650) 233-4500
      (Name, address and telephone
      number of agent for service)
  --------------------------------------         ---------------------------

                                                  CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                 Proposed            Proposed
                   Title of Securities                       Amount To       Maximum Offering   Maximum Aggregate      Amount of
                   To Be Registered/(1)/                Be Registered/(2)/ Price Per Share/(3)/ Offering Price/(3)/ Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share:  To be issued    1,657,542             $3.86            $ 6,398,112           $1,600
 under the 2000 Omnibus Equity Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share:  To be issued      994,525             $3.86            $ 3,838,867           $  960
 under the 2000 Employee Stock Purchase Plan
------------------------------------------------------------------------------------------------------------------------------------
Total                                                       2,652,067                              $10,236,979           $2,560
====================================================================================================================================

(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3) Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of a share of the Registrant's Common Stock as reported on the Nasdaq National Market on July 23, 2001.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                         INFORMATION REQUIRED PURSUANT
                     TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

     Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on October 27, 2000 (File No. 333-48726) is hereby incorporated by reference.

                                    PART II

Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K (File No. 0-30901) for the fiscal year ended December 31, 2000, filed with the Commission on March 30, 2001.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001.

     (c) The Registrant's Current Report on Form 8-K, filed with the Commission on January 17, 2001.

     (d) The Registrant's Current Report on Form 8-K, filed with the Commission on April 25, 2001.

     (e) The description of Registrant's Capital Stock contained in Registrant's registration statement on Form 8-A, filed June 27, 2000 (File No. 0-30901) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this

Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Exhibits.

 Exhibit
   No.                                    Description
---------      -----------------------------------------------------------------

   5.1         Opinion of Pillsbury Winthrop LLP

  23.1         Consent of Ernst & Young LLP, Independent Auditors

  23.2         Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)

  24.1         Power of Attorney (see page 3)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redwood City, State of California, on the 26/th/ day of July, 2001.

                                   SUPPORT.COM, INC.


                                   By                 /s/ RR BASU
                                      ------------------------------------------
                                                      Radha R. Basu
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Radha R. Basu and Brian M. Beattie, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Name                           Title                       Date
          ----                           -----                       ----

       /s/ RR BASU         President, Chief Executive Officer   July 26, 2001
-----------------------    and Chairman of the Board
       Radha R. Basu       (Principal Executive Officer)

               Name                                 Title                           Date
               ----                                 -----                           ----
        /S/ BRIAN M. BEATTIE            Senior Vice President, Finance and      July 26, 2001
-----------------------------------     Administration, Chief Financial
          Brian M. Beattie              Officer and Secretary (Principal
                                        Financial and Accounting Officer)

         /S/ MANUEL F. DIAZ             Director                                July 26, 2001
-----------------------------------
           Manuel F. Diaz

         /S/ BRUCE GOLDEN               Director                                July 26, 2001
-----------------------------------
           Bruce Golden

      /S/ CLAUDE M. LEGLISE             Director                                July 26, 2001
-----------------------------------
        Claude M. Leglise

      /S/ CHRISTOPHER LOCHHEAD          Director                                July 26, 2001
-----------------------------------
       Christopher W. Lochhead

     /S/ EDWARD SCOTT RUSSELL           Director                                July 26, 2001
-----------------------------------
         Edward S. Russell

         /S/ ROGER J. SIPPL             Director                                July 26, 2001
-----------------------------------
           Roger J. Sippl

                               INDEX TO EXHIBITS


 Exhibit
   No.                                Description
---------     ------------------------------------------------------------

   5.1        Opinion of Pillsbury Winthrop LLP

  23.1        Consent of Ernst & Young LLP, Independent Auditors

  23.2        Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)

  24.1        Power of Attorney (see page 3)